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                          Independent Auditors' Consent

To the Shareholders and Board of Directors of the Smith Barney Institutional Cash Management Fund, Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Institutional Cash Management Fund, Inc. (the "Fund") in this Prospectus and Statement of Additional Information, of our report dated July 9, 2001, on the statements of assets and liabilities as of May 31, 2001, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.

Portfolios
----------

Cash Portfolio
Government Portfolio
Municipal Portfolio

                                                             KPMG LLP


New York, New York
September 26, 2001